Granite Point Mortgage Trust Inc. Reports Second Quarter 2021
Financial Results and Post Quarter-End Update

NEW YORK, August 9, 2021 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended June 30, 2021, and provided an update on its activities subsequent to quarter-end. A presentation containing second quarter 2021 financial highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Second Quarter 2021 Activity
•GAAP net income of $14.2 million, or $0.26 per basic share, including a reversal of interest income of $(2.1) million, or $(0.04) per basic share related to three loans placed on nonaccrual status during the quarter.
•Distributable Earnings(1) of $15.7 million, or $0.29 per basic share.
•Book value of $17.27 per common share, inclusive of $(1.15) per share of allowance for credit losses.
•Declared and paid a cash dividend of $0.25 per common share for the second quarter of 2021.
•At June 30, 2021, carried a total allowance for credit losses of $62.9 million (or 1.54% of total loan commitments).
•Closed seven loans with $203.8 million of total commitments and $163.4 million of initial fundings.
•Funded an additional $30.4 million of principal balance on existing loan commitments.
•Received loan repayments and principal amortization of $423.0 million in UPB.
•Portfolio comprised of 100% loans with an outstanding principal balance of $3.6 billion and $4.1 billion in total commitments, comprised of 99% senior first mortgages and over 98% floating rate loans.
•Portfolio has a weighted average stabilized LTV of 63.5%(2), a weighted average yield at origination of LIBOR + 4.13%(3) and a weighted average LIBOR floor on the loans of 1.55%.
•Closed an $824 million CRE CLO with an initial advance rate of 83.25% and a weighted average interest rate at issuance of LIBOR + 1.62%, before transaction costs.
•Extended the maturity of the Morgan Stanley repurchase facility to June 2022 and downsized the maximum facility size to $500 million, with an accordion feature to upsize it to $600 million.
•Extended the maturity of the Wells Fargo repurchase facility to June 2022 and downsized the maximum facility size to $100 million, with an accordion feature to upsize it to $200 million.
•Repurchased 0.3 million common shares in the open market at an average price per share of $14.16.

Post Quarter-End Update
•Current forward pipeline of senior CRE loans with total commitments of over $280 million and initial fundings of over $265 million, which have either closed or are in the closing process, subject to fallout.
•Since quarter end, funded approximately $12 million of principal balance on existing loan commitments.(4)
•Extended the maturity of the Goldman Sachs repurchase facility to July 2023 and downsized the maximum facility size to $250 million, with an accordion feature to upsize it to $350 million.
•Current liquidity of approximately $242 million(4) in cash on hand; option to borrow an additional $75 million in proceeds under the senior term loan facilities through September 2021.

“We are pleased to report that Granite Point delivered another quarter of solid operating results generated by our well diversified and defensively positioned portfolio of first mortgage loans. Our Distributable Earnings of $0.29 per share well covered our dividend of $0.25 per share and our book value per share grew to $17.27,” stated Jack Taylor, Granite Point’s President, Chief Executive Officer and Director. “With the closing of our third CRE CLO during the quarter, at an attractive cost of funds and leverage, we have further optimized our financing of our portfolio and have increased our non-mark-to-market borrowings to about 75%. We closed on over $200 million of new loan commitments during the quarter, currently have an additional $280 million either closed or are expected to close in the near term, and, with the combination of our liquidity and our highly experienced origination team, we intend to expand our strong forward pipeline.”

(1)Please see footnote (1) on page 6 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(2)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(3)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(4)As of August 6, 2021.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 10, 2021 at 10:00 a.m. ET to discuss second quarter 2021 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning August 10, 2021 at 12:00 p.m. ET through August 17, 2021 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10158427. The call will also be archived on the Company’s website in the Investor Relations section under the Events & Presentations link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc., a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2021	December 31, 2020
ASSETS	(unaudited)
Loans held-for-investment	$3,635,315	$3,914,469
Allowance for credit losses	(57,671)	(66,666)
Loans held-for-investment, net	3,577,644	3,847,803
Cash and cash equivalents	236,953	261,419
Restricted cash	2,077	67,774
Accrued interest receivable	10,149	12,388
Other assets	27,645	30,264
Total Assets	$3,854,468	$4,219,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$717,196	$1,708,875
Securitized debt obligations	1,446,603	927,128
Asset-specific financings	82,768	123,091
Term financing facility	142,414	—
Convertible senior notes	272,074	271,250
Senior secured term loan facilities	207,881	206,448
Dividends payable	13,963	25,049
Other liabilities	24,273	22,961
Total Liabilities	2,907,172	3,284,802
Commitments and Contingencies
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 54,790,186 and 55,107,657 shares issued and outstanding, respectively	548	552
Additional paid-in capital	1,056,364	1,058,298
Cumulative earnings	145,425	103,165
Cumulative distributions to stockholders	(256,166)	(228,169)
Total Granite Point Mortgage Trust, Inc. Stockholders’ Equity	946,171	933,846
Non-controlling interests	125	—
Total Equity	$946,296	$933,846
Total Liabilities and Stockholders’ Equity	$3,854,468	$4,219,648

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$49,350	$60,299	$103,389	$123,558
Loans held-for-sale	—	121	—	121
Available-for-sale securities	—	247	—	527
Held-to-maturity securities	—	236	—	546
Cash and cash equivalents	103	41	203	367
Total interest income	49,453	60,944	103,592	125,119
Interest expense:
Repurchase facilities	6,047	14,276	14,998	33,951
Securitized debt obligations	7,129	6,502	11,746	15,936
Convertible senior notes	4,544	4,525	9,062	9,041
Term financing facility	2,633	—	4,755	—
Asset-specific financings	668	939	1,545	2,061
Revolving credit facilities	—	320	—	562
Senior secured term loan facilities	5,653	—	10,933	—
Total interest expense	26,674	26,562	53,039	61,551
Net interest income	22,779	34,382	50,553	63,568
Other income (loss):
Benefit from (provision for) credit losses	193	(14,205)	9,312	(67,541)
Realized losses on sales of loans held-for-sale	—	(6,894)	—	(6,894)
Fee income	—	—	—	522
Total other income (loss)	193	(21,099)	9,312	(73,913)
Expenses:
Base management fees	—	3,959	—	7,866
Compensation and benefits	5,017	—	10,477	—
Servicing expenses	1,124	1,002	2,440	2,111
Other operating expenses	2,564	10,060	4,691	18,613
Total expenses	8,705	15,021	17,608	28,590
Income (loss) before income taxes	14,267	(1,738)	42,257	(38,935)
Benefit from income taxes	(2)	(5)	(3)	(11)
Net income (loss)	14,269	(1,733)	42,260	(38,924)
Dividends on preferred stock	25	25	50	50
Net income (loss) attributable to common stockholders	$14,244	$(1,758)	$42,210	$(38,974)
Basic earnings (loss) per weighted average common share	$0.26	$(0.03)	$0.77	$(0.71)
Diluted earnings (loss) per weighted average common share	$0.24	$(0.03)	$0.71	$(0.71)
Dividends declared per common share	$0.25	$—	$0.50	$—
Weighted average number of shares of common stock outstanding:
Basic	55,009,732	55,158,283	55,073,317	55,107,347
Diluted	58,526,985	55,158,283	72,564,914	55,107,347
Comprehensive income (loss):
Net income (loss) attributable to common stockholders	$14,244	$(1,758)	$42,210	$(38,974)
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	—	3,712	—	(32)
Other comprehensive income (loss)	—	3,712	—	(32)
Comprehensive income (loss)	$14,244	$1,954	$42,210	$(39,006)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended June 30, 2021
(unaudited)
Reconciliation of GAAP net income to Distributable Earnings:

GAAP Net Income	$14,244
Adjustments for non-distributable earnings:
(Benefit from) provision for credit losses	(193)
Non-cash equity compensation	1,639
Distributable Earnings(1)	$15,690

Distributable Earnings per basic common share	$0.29
Basic weighted average shares outstanding	55,009,732
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2020, and for all subsequent reporting periods ending on or after December 31, 2020, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.

We use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the six months ended June 30, 2021, we recorded a $9.3 million benefit from provision for credit losses, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.